                                                                 EXHIBIT 3.1(BQ)

                            ARTICLES OF INCORPORATION
                                       OF
                              DNW SERVICES COMPANY

                  The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Washington Business Corporation Act.

                  FIRST : The corporate name for the corporation (hereinafter called the "corporation") is DNW Services Company.

                  SECOND : The number of shares which the corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are to be Common shares.

                  THIRD : The street address of the initial registered office of the corporation in the State of Washington is 1010 Union Avenue SE, Olympia, Washington 98501.

                  The name of the initial registered agent of the corporation at the said registered office is Corporation Service Company.

                  FOURTH : The name and address of the incorporator are:

        NAME                                     ADDRESS
        ----                                     -------
        Theresa L. Hoover                        31365 Oak Crest Drive
                                                 Westlake Village, CA  91361

                  FIFTH : The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, are as follows:

                  To have all of the general powers granted to corporations organized under the Washington Business Corporation Act, whether granted by specific statutory authority or by construction of law.

                  SIXTH : No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  SEVENTH : The corporation shall, to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

                  EIGHTH : The personal liability of directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the same may be amended and supplemented.

                  NINTH : Except as otherwise prescribed by the provisions of
Section 23B.07.270 of the Washington Business Corporation Act, with respect to any shareholder action for which the vote of at least two-thirds proportion of all the votes entitled to be cast by any voting group of shareholders of the corporation is otherwise required by the provisions of the Washington Business Corporation Act for the adoption of that action, the vote of al least a majority of all the votes entitled to be cast by such voting group shall be sufficient for the adoption of that action.

                  TENTH : Any action required or permitted by the provisions of the Washington Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting or a vote if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, to the fullest extent and in the manner authorized by the provisions of Section 23B.07.040 of the Washington Business Corporation Act.

                  ELEVENTH : Shareholders shall not be entitled to cumulate their votes in the election of directors.

                  TWELFTH : The duration of the corporation shall be perpetual.

                  Signed on the     4th    day of      June     , 1998.
                                ----------        --------------



                                         s/s Theresa L. Hoover, Incorporator
                                         --------------------------------------
                                         Theresa L. Hoover, Incorporator


                   CONSENT TO APPOINTMENT AS REGISTERED AGENT


                  The undersigned corporation does hereby consent to serve as registered agent in the State of Washington for the above-named corporation. As registered agent for the corporation, it is the responsibility of the undersigned to accept service of process on behalf of the corporation, to forward license renewals, and to immediately notify the Office of the Secretary of State in the event of its resignation or of any changes in the registered office address.

                  Signed on the      8th       day of      June      , 1998.
                                --------------        ---------------


                                         CORPORATION SERVICE COMPANY


                                         By:   /s/ M. Galstian
                                               --------------------------------
                                               M. Galstian, Assistant Secretary